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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): February 25, 2002
                                                         -----------------

                       NATIONWIDE HEALTH PROPERTIES, INC.
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             (Exact Name of Registrant as Specified in Its Charter)


            Maryland               1-9028                   95-3997619
         ---------------------------------------------------------------
         (State or Other         (Commission              (IRS Employer
         Jurisdiction of         File Number)             Identification
         Incorporation)                                    No.)


   610 Newport Center Drive, Suite 1150, Newport Beach, California 92660-6429
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                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (949) 718-4400
                                                           --------------

                                 Not Applicable
           -----------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)




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ITEM 5.  OTHER EVENTS
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         On February 25, 2002, the Registrant entered into a transaction to issue and sell 869,565 shares of common stock, par value $0.10 per share, in an underwritten public offering, which is expected to result in net proceeds of approximately $16,107,604. The Registrant will use the proceeds from the offering to make investments in healthcare properties. Pending such use, the Registrant will use the proceeds to reduce the Registrant's revolving line of credit.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
------  ---------------------------------

         1.1 Underwriting Agreement, dated February 25, 2002, between Salomon Smith Barney Inc. and the Registrant.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           NATIONWIDE HEALTH PROPERTIES, INC.



Date: February 26, 2002                By:        /s/  Mark L. Desmond
                                           -------------------------------------
                                           Name:  Mark L. Desmond
                                           Title: Senior Vice President and
                                                  Chief Financial Officer

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